Exhibit 10.10

POINT PLACE II, LLC

OFFICE LEASE

TABLE OF CONTENTS

Section 1:                                          Basic Definitions and Provisions

a.              Premises

b.              Term

c.               Permitted Use

d.              Occupancy Limitation

e.               Base Rent

f.                  Rent Payment Address

g.              Security Deposit

h.              Business Hours

i.                 Electrical Service

j.                  After Hours HVAC Rate

k.              Parking

l.                 Notice Addresses

m.            Broker

Section 2.                                          Leased Premises

a.              Premises

b.              Rentable Square Foot Determination

c.               Common Areas

Section 3:                                          Term

a.              Commencement and Expiration Dates

b.              Adjustments to Commencement Date

c.               Termination by Tenant for Failure to Deliver Possession

d.              Delivery of Possession

e.               Adjustment of Expiration Date

f.                  Right to Occupy

g.              Commencement Agreement

Section 4:                                          Use

a.              Permitted Use

b.              Prohibited Uses

c.               Prohibited Equipment in Premises

Section 5:                                          Rent

a.              Payment Obligations

b.              Base Rent

c.               Additional Rent

Section 6:                                          Security Deposit

a.              Amount of Deposit

b.              Application of Deposit

c.               Refund of Deposit

i

Section 7:                                          Services by Landlord

a.              Base Services

b.              Landlord’s Maintenance

c.               No Abatement

d.              Tenant’s Obligation to Report Defects

e.               Limitation on Landlord’s Liability

Section 8:                                          Tenant’s Acceptance and Maintenance of Premises

a.              Acceptance of Premises

b.              Move-in Obligations

c.               Tenant’s Maintenance

d.              Alterations to Premises

e.               Restoration of Premises

f.                  Landlord’s Performance of Tenant’s Obligations

g.              Construction Liens

h.              Communications Compliance

i.                 Mold

Section 9:                                          Property of Tenant

a.              Property Taxes

b.              Removal

Section 10:                                    Signs

Section 11:                                    Access to Premises

a.              Tenant’s Access

b.              Landlord’s Access

c.               Emergency Access

Section 12:                                    Tenant’s Compliance

a.              Laws

b.              Rules and Regulations

Section 13:                                    ADA Compliance

a.              Tenant’s Compliance

b.              Landlord’s Compliance

c.               ADA Notices

Section 14:                                    Insurance Requirements

a.              Tenant’s Liability Insurance

b.              Tenant’s Property Insurance

c.               Certificates of Insurance

d.              Insurance Policy Requirements

e.     Landlord’s Property Insurance

f.      Mutual Waiver of Subrogation

Section 15:                                    Indemnity

a.     Indemnity

b.     Defense Obligation

Section 16:                                    Quiet Enjoyment

Section 17:                                    Subordination; Attornment; Non-Disturbance; and Estoppel Certificate

a.     Subordination and Attornment

b.     Non-Disturbance

c.     Estoppel Certificates

Section 18:                                    Assignment — Sublease

a.     Landlord Consent

b.     Definition of Assignment

c.     Permitted Assignments/Subleases

d.     Notice to Landlord

e.     Prohibited Assignments/Sublease

f.      Limitation on Rights of Assignee/Sublessee

g.     Tenant Not Released

h.     Landlord’s Right to Collect Sublease Rents Upon Tenant Default

i.      Excess Rents

j.      Landlord’s Fees

k.     Unauthorized Assignment or Sublease

Section 19:                                    Damages to Premises

a.     Landlord’s Restoration Obligations

b.     Termination of Lease by Landlord

c.     Termination of Lease by Tenant

d.     Tenant’s Restoration Obligations

e.     Rent Abatement

f.      Waiver of Claims

Section 20:                                    Eminent Domain

a.     Effect on Lease

b.     Right to Condemnation Award

Section 21:                                    Environmental Compliance

a.     Environmental Laws

b.     Tenant’s Responsibility

c.     Tenant’s Liability

d.     Limitation on Tenant’s Liability

e.     Inspections by Landlord

f.      Landlord’s Liability

g.     Property

h.     Tenant’s Liability after Termination of Lease

Section 22:                                    Default

a.     Tenant’s Default

b.     Landlord’s Remedies

c.     Attorneys Fees

d.     No Accord and Satisfaction

e.     No Reinstatement

f.      Summary Ejectment

Section 23:                                    Multiple Defaults

a.     Loss of Option Rights

b.     Increased Security Deposit

c.     Effect on Notice Rights and Cure Periods

Section 24:                                    Bankruptcy

a.     Trustee’s Rights

b.     Adequate Assurance

c.     Assumption of Lease Obligations

Section 25:                                    Notices

a.     Addresses

b.     Form; Delivery; Receipt

c.     Address Changes

d.     Notice by Legal Counsel

Section 26:                                    Holding Over

Section 27:                                    Intentionally Omitted.

Section 28:                                    Broker’s Commissions

a.              Broker

b.              Landlord’s Obligation

c.               Indemnity

Section 29:                                    Miscellaneous

a.              No Agency

b.              Force Majeure

c.               Building Standard Improvements

d.              Limitation on Damages

e.               Satisfaction of Judgments Against Landlord

f.                  Interest

g.              Legal Costs

h.              Sale of Premises or Building

i.                 Time of the Essence

j.                  Transfer of Security Deposit

k.              Tender of Premises

l.                 Tenant’s Financial Statements

m.            Recordation

n.              Severability

o.              Binding Effect

p.              Entire Agreement

q.              Good Standing

r.                Terminology

s.                Headings

t.                 Choice of Law

u.              Effective Date

v.               Landlord’s Lien

w.            Joint and Several

x.               No Construction Against Preparer

Section 30:                                    Special Conditions

Section 31:                                    Addenda and Exhibits

a.              Lease Addendum Number One — Operating Expense Pass Throughs

b.              Lease Addendum Number Two — Workletter

c.               Exhibit A — Premises

d.              Exhibit B — Rules and Regulations

e.               Exhibit C — Commencement Agreement

f.                  Exhibit D — Insurance Certificate

g.              Exhibit E - Guaranty

v

State of Tennessee:

County of Davidson:

OFFICE LEASE

THIS LEASE (“Lease”), made this 14th day of April, 2010, by and between POINT PLACE II, LLC, a Tennessee limited liability company, (“Landlord”) and OMNICELL, INC., a Delaware corporation, (“Tenant”), provides as follows:

1.     BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:

a. Premises.	Rentable Square Feet:	24,801
	Usable Square Feet:	24,801

	Building:	Point Place II
	Street Address:	Tax Assessor’s address:

443 Allen Road

Mailing Address:

443 Donelson Pike

	City/County:	Nashville
	State/Zip Code:	Tennessee, 37214

b. Term.	Number of Months:	sixty (60) months
Commencement Date:

The later of (i) July 1, 2010, or (ii) the date when the work to be performed by Landlord pursuant to the Workletter (as defined herein) has been substantially completed in accordance with the Plans (as defined herein) and either a temporary or permanent certificate of occupancy permitting Tenant’s occupancy and use of Premises has been issued.

	Expiration Date:	The fifth (5th) anniversary of the Commencement Date

c. Permitted Use.		General office use and associated activities.

d.     Reserved.

e.     Base Rent.   The minimum base rent for the Term is $1,678,531.60, payable in monthly installments on the 1st day of each month in accordance with the following Base Rent Schedule:

Months	Monthly Rent	Annual Rent	Annual Rent/SF
1-12	$26,351.06	$316,212.75	$12.75
13-24	$27,140.56	$325,686.73	$13.132
25-36	$27,954.86	$335,458.32	$13.526
37-48	$28,793.96	$345,527.53	$13.932
49-60	$29,637.20	$355,646.34	$14.340
	Total Base Rent	$1,678,531.60

f. Rent Payment Address.	Point Place II, LLC
1996 Continental Drive
Atlanta, GA 30345

g. Security Deposit.	None

h. Business Hours.	7:00 A.M. to 6:00 P.M. Monday through Friday (excluding National and State Holidays) and 8:00 A.M. to 1:00 P.M. on Saturday.

i. Electrical Service.

Building has four (4) 480 volt, three (3) 400 and one (1) 200 amp main services with four (4) separate meters, plus additional subpanels on each floor. Tenant may install redundant power facilities in locations and per specifications approved in writing by Landlord. Tenant shall pay for electricity use in the Premises and the Premises shall be constructed so that electrical use for the Premises is separately metered.

j. After Hours HVAC Rate.	None, as long as electrical charges are separately metered to the Premises and paid by Tenant, and if not then $35.00 per hour, per zone, with a minimum of two (2) hours per occurrence.

k. Parking.	Not to exceed four spaces per 1000 rentable square feet. Landlord to reserve four (4) spaces within a reasonable distance to Tenant’s entrance for visitors and executives.

l.      Notice Addresses.

LANDLORD:

Point Place II, LLC
Attention: Mark Parker
1996 Continental Drive
Atlanta, GA 30345
Facsimile: 928-244-6230

With a copy to:

J. Marshall Martin III, Esq.
Foltz Martin, LLC
Five Piedmont Center
Suite 750
3525 Piedmont Road, NE
Atlanta, Georgia 30305
Facsimile: 404-237-1659

TENANT:	Omnicell, Inc.
1201 Charleston Road
Mountain View, CA 94043
Attention: Omnicell Legal Dept. — Dan Johnston;
Omnicell Facilities Dept. — Kirk Thompson;
Randy Lipps, CEO; and Rob Seim, CFO

m.            Broker

Colliers Turley Martin Tucker

Nashville Commercial Real Estate Services

2.     LEASED PREMISES.

a.     Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises identified in Section 1a and as more particularly shown on Exhibit A, attached hereto.

b.     Rentable Square Foot Determination. The parties acknowledge that all square foot measurements are approximate and agree that the square footage figures in Section 1a shall be conclusive for all purposes with respect to this Lease.

c.     Common Areas. Tenant shall have non-exclusive access to and right to use the common areas of the Building. The common areas generally include space that is not included in portions of the Building set aside for leasing to tenants or reserved for Landlord’s exclusive use, including entrances, hallways, lobbies, parking areas, walkways and plazas (“Common Areas”). Landlord has the exclusive right to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas, including temporary exclusive use for special occasions. Tenant shall not interfere with the rights of others to use the Common Areas. All use of the Common Areas shall be subject to any rules and regulations promulgated by Landlord, provided such rules are uniformly applied and enforced against all tenants in the Building.

3.     TERM.

a.(1) Commencement and Expiration Dates. The Lease Term commences on the Commencement Date and expires on the Expiration Date, as set forth in Section 1b.

a. (2) Adjustments to Commencement Date. The Commencement Date shall be adjusted as follows:

i.                                If Tenant occupies the Premises for the purpose of operating its business therein prior to the Commencement Date with Landlord’s prior consent, the Commencement Date shall be the date of Tenant’s occupancy.  All rent and other obligations under this Lease shall begin on the Commencement Date, and the Expiration Date shall be the fifth anniversary of the Commencement Date.

ii.                             If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on the Commencement Date, then the Commencement Date, Expiration Date, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord’s delivery of possession of the Premises to Tenant. Any such delay shall not relieve Tenant of its obligations under this Lease, and neither Landlord nor Landlord’s agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession.

b.     Termination by Tenant for Failure to Deliver Possession. In the event Landlord is unable to deliver possession of the Premises on or before October 1, 2010 (excluding any delays resulting from force majeure or caused by Tenant — “Excused Delays” (the “Delivery Deadline”)), then Tenant may terminate this Lease by giving notice to Landlord within 15 days after the Delivery Deadline.  Tenant may not terminate the Lease, however, if it has taken possession of any part of the Premises.

c.     Delivery of Possession. Unless otherwise specified in the Workletter attached as Lease Addendum Number One, “delivery of possession” of the Premises shall mean the earlier of: (i) the date Landlord has the Premises ready for occupancy by Tenant as evidenced by a permanent or temporary Certificate of Occupancy issued by proper governmental authority, or (ii) the date Landlord could have had the Premises ready had there been no Delays attributable to Tenant.  Notwithstanding the foregoing, the “delivery of possession” of the Premises shall not under any circumstances occur prior to July 1, 2010.

d.     Adjustment of Expiration Date. If the Expiration Date does not occur on the last day of a calendar month, then the Term shall be extended by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term.  Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.

e.     Right to Occupy. Tenant shall not occupy the Premises for the purpose of operating its business therein until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of insurance, and (ii) if Tenant is an entity, receipt of a good standing certificate from the State where it was organized and a certificate of authority to do business in the State in which the Premises are located (if different). Tenant’s failure to comply with these (or any other conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date.  Tenant shall be permitted to enter the Premises for the purpose of delivering and installing Tenant’s furniture, fixtures and equipment to the Premises prior to occupying the Premises and/or the Commencement Date, so long as Tenant does not interfere with Landlord’s work.

f.      Commencement Agreement. The Commencement Date, Term, and Expiration Date may be set forth in a Commencement Agreement similar to Exhibit C, attached hereto, to be prepared by Landlord and executed by the parties.

g.     Renewal Options.  Tenant shall have and is hereby granted Two (2) options to extend the Term for an additional five (5) years each (the “Renewal Terms”), upon the same terms, covenants, conditions and Rent as set forth herein, subject to adjustments to Base Rent described below; provided that Tenant is not in default of this Lease at the time of exercise of each renewal option, nor in default on the date of commencement of each Renewal Term.  Tenant may exercise each renewal option only by giving irrevocable and unconditional notice thereof to Landlord not less than six (6) months prior to the expiration of the initial Term or the current Renewal Term.  Should Tenant fail to give Landlord such timely written notice, all remaining rights of renewal shall automatically expire.

The Base Rent for any Renewal Term shall be ninety-five percent (95%) of the then prevailing rental rate, as of the date of Tenant’s notice, for comparable leases in the Nashville, Tennessee Airport-North office sub-market (the “Sub-Market”),  during any Renewal Term on a per rentable square foot basis (the “Market Rental Rate”), taking into account all relevant factors, including, without limitation, the applicable terms and conditions then being negotiated by comparable credit tenants for space of comparable size and condition in comparable office buildings in the Sub-Market, taking into consideration the location, quality and age of the Building, floor level, extent of leasehold improvements (e.g., existing or to be provided), rental abatements, lease takeover/assumptions, moving expense and other concessions (note:  such concessions shall be deemed only to reduce the effective rate and therefore will result in a lower Market Rental Rate, but Landlord shall not be obligated to provide any free rent, lease assumptions, moving allowances or other concessions whatsoever), term of lease, extent of services to be provided, distinction between “gross” and “net” lease, base year or other amounts allowed for escalation purposes (e.g., expense stop), the time the particular rental rate under consideration became or is to become effective, brokerage commissions, parking charges (if any) and creditworthiness of tenant.  It is agreed that bona fide written offers to lease comparable space located elsewhere in the Building, from third parties (at arm’s length), may be

used as an indication of the Market Rental Rate.   Notwithstanding anything herein to the contrary, it is acknowledged and agreed that the Market Rental Rate shall in no event be less than the annual rate of Base Rent that Tenant is then paying under the terms of the Lease as of the expiration of the Term (or a Renewal Term) subject to the same timing and rate of increase as applicable during the Term (the “Floor”).

If Tenant exercises its option for any Renewal Term by written notice to Landlord as provided above (the “Notice Date”), Landlord and Tenant shall meet promptly and shall negotiate, in good faith, to reach agreement on the market Rental Rate within sixty (60) days following the Notice Date.  If Landlord and Tenant are unable to reach agreement within such sixty (60) day period, then the Market Rental Rate shall be determined as follows:

Landlord and Tenant shall mutually agree upon a commercial real estate broker who has at least ten (10) years experience, immediately prior to the date in question, evaluating Market Rental Rates for similar Class A commercial office space in the Sub-Market.  If the parties are unable to agree on a broker the parties shall ask the commercial division of the Nashville Board of Realtors to designate a broker.  The broker agreed upon or so designated is hereinafter referred to as the “Lease Broker”.  Within ten (10) business days after the Lease Broker has been agreed upon or appointed, Landlord and Tenant shall each deliver to Lease Broker in writing their respective written determinations of the Market Rental Rate.  Within thirty (30) days after receipt of the final written determinations, the Lease Broker shall select Landlord’s determination or Tenant’s determination, but no other amount and no compromise between the two, as the Market Rental Rate.  The fees and expenses of the Lease Broker shall be borne equally by Landlord and Tenant.

Subject to the Floor, the determination of the Market Rental Rate as provided above shall be final, binding and conclusive on both Landlord and Tenant, shall be considered a final award pursuant to the rules of the American Arbitration Association and any applicable state or federal law and judgment may be had on the award in any court of competent jurisdiction.

During any Renewal Term, Base Rent shall increase by three percent (3%) per annum on each twelve (12) month anniversary of the commencement date of the Renewal Term (that is, for example, if the renewal rate is the Floor, then the Floor shall apply for the first year of the Renewal Term and then the escalation shall apply; it is not the intent of the parties that if the renewal rate is the Floor that the Floor be subject to an escalation of 3% at the commencement of the Renewal Term).

4.     USE.

a.     Permitted Use. The Premises may be used only for Tenant’s Permitted Use as defined in Section 1c.

b.     Prohibited Uses. Tenant shall not use the Premises:

i.                                In violation of any restrictive covenants which apply to the Premises (provided, however, Landlord represents and warrants there are no restrictive covenants that apply to the Premises that would prohibit the Permitted Use);

ii.                             In any manner that constitutes a nuisance or trespass;

iii.                          In any manner which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building; provided that, in the event of an increase in Landlord’s insurance premiums which results from Tenant’s use of the Premises, Landlord may elect to permit the use and charge Tenant for the increase in premiums, and Tenant’s failure to pay Landlord within 30 days after receipt of an invoice and supporting documentation relating to the amount of such increase shall be an event of default;

iv.                         If the Premises is not separately metered for electricity or if Tenant has failed to pay the applicable electric costs, then in any manner that creates unusual demands for electricity, heating or air conditioning; or

v.                            For any purpose except the Permitted Use, unless consented to by Landlord in writing.

c.     Prohibited Equipment in Premises. Tenant shall not install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems (“High Demand Equipment”) without Landlord’s prior written consent.  No such consent will be given if Landlord determines, in its opinion, that such equipment may not be safely used in the Premises or that electrical service is not adequate to support the equipment. Landlord’s consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant’s payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter. If High Demand Equipment used in the Premises by Tenant affects the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises with the cost of engineering, installation, operation and maintenance of the units to be paid by Tenant. All costs and expenses relating to High Demand Equipment and Landlord’s administrative costs not to exceed 5% of such costs and expenses (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant within thirty (30) days after receipt of an invoice therefore.  Landlord agrees and acknowledges that (a) the server room and the supplemental HVAC unit to serve the server room are a part of the Tenant Improvements (as defined herein), (b) the server room and the supplemental HVAC unit to serve the server room will be operated 24 hours per day, 365 days per year during the Term, (c) electrical service to such server room and the supplemental HVAC unit will not be separately metered or sub-metered, and (c) such server room and the supplemental HVAC unit shall not be deemed High Demand Equipment under any circumstances.  Notwithstanding the foregoing, in the event the Premises is separately metered for electricity and Tenant pays the electrical charges, the foregoing shall not apply.

5.     RENT.

a.     Payment Obligations.  Tenant shall pay Base Rent and Additional Rent (collectively, “Rent”) on or before the first day of each calendar month during the Term, as follows:

i.                              Rent payments shall be sent to the Rent Payment Address set forth in Section 1f.

ii.                           Rent shall be paid without previous demand or notice and without set off or deduction. Tenant’s obligation to pay Rent under this Lease is completely separate and independent from any of Landlord’s obligations under this Lease.

iii.                        If the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (ii) due and payable on the Commencement Date.

iv.                       If Rent is not received within five (5) days after the due date, Landlord shall be entitled to an overdue payment charge in the amount of five percent (5%) of the Rent due.  In addition, if Rent is not received within fifteen (15) days after the due date, Landlord shall be entitled to an overdue payment charge in the amount of fifteen percent (15%) of the Rent due. Notwithstanding the foregoing, Landlord shall not apply such charge if there has been no past due payment within the twelve (12) prior calendar months before the past due payment.

v.                          If Landlord presents Tenant’s check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

b.     Base Rent.  Tenant shall pay Base Rent as set forth in Section 1e.

c.     Additional Rent.  In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”), including, but not limited to, the following:

i.                              Tenant’s Proportionate Share of the increase in Landlord’s Operating Expenses as set forth in Lease Addendum Number Two;

ii.                           Any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; and

iii.                        Any construction supervision fees in connection with the construction of Tenant Improvements beyond those which Landlord has agreed to perform pursuant to the Workletter attached as Lease Addendum Number One.

6.     SECURITY DEPOSIT.  Intentionally deleted.

7.     SERVICES BY LANDLORD.

a.     Base Services. Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants the following services:

i.                                Water (if available from city mains) for drinking, lavatory and toilet purposes.

ii.                             Electricity (if available from the utility supplier) shall be available to the Building but Tenant shall, pursuant to a separate meter, pay for all electricity for the Premises and HVAC services in the Premises.

iii.                          Reserved.

iv.                         Lighting as set forth in the Workletter attached hereto as Lease Addendum Number One;  Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting in the Premises other than the building standard fluorescent light, and any dimmers or lighting controls in the Premises other than controls for the building standard fluorescent lighting.

v.                            Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises during Business Hours as set forth in Section 1h; provided that the electrical cost thereof shall be paid by Tenant by way of separate metering of the Premises. Heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service and, to the extent Tenant controls heating and cooling levels and violates governmental regulations, then Tenant shall indemnify and hold Landlord harmless from all fines, penalties, loss, cost, liability and attorneys’ fees in connection with any violation or alleged purported violation.

vi.                         After Business Hours, weekend and holiday heating and air conditioning at the After Hours HVAC rate set forth in Section 1j, with such charges subject to commercially reasonable annual increases as determined by Landlord; provided, however, that Landlord, in its sole discretion, may install sub-meters for HVAC services, in which event Tenant shall pay the actual amounts shown on said sub-meters for HVAC services consumed by Tenant.

vii.                      Janitorial services five (5) days a week (excluding National and State holidays) after Business Hours.

viii.                   A reasonable pro-rata share of the unreserved parking spaces of the Building, not to exceed the Parking ratio (4 spaces per 1,000 rentable square feet) specified in Section 1k, for use by Tenant’s employees and visitors in common with the other tenants and their employees and visitors.

b.     Landlord’s Maintenance. Landlord shall make all repairs and replacements to the Building (including Building fixtures and equipment), Common Areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Section 8. Landlord’s maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within fifteen (15) days following Landlord’s receipt of notice of the need for such repairs or Landlord having actual knowledge of the need for a repair or replacement; provided, however, if such repairs cannot reasonably be completed within such 15 day period, then as long as Landlord has commenced and is diligently pursuing repairs, then Landlord shall be afforded a reasonable period to complete such repairs.

c.     No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant unless such services are interrupted for any period of 72 consecutive hours for reasons in Landlord’s reasonable control.  After Business Hours, Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance and safety inspections, and in cases of emergency.

d.     Tenant’s Obligation to Report Defects. Tenant shall report to Landlord as quickly as reasonably possible any defective condition in or about the Premises discovered by Tenant.

e.     Limitation on Landlord’s Liability. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service.

8.     TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES.

a.     Acceptance of Premises. Subject to the terms of the attached Workletter, if any, Tenant’s occupancy of the Premises for the purpose of opening the Premises for business is Tenant’s representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant’s intended use, and (iii) constitutes Tenant’s acceptance of the Premises “as is” upon completion and acceptance of the items on the punchlist to be delivered pursuant to Lease Addendum Number One - Workletter.  Landlord makes no representation or warranty as to the condition of the Premises except as may be specifically set forth in the Workletter.  Tenant shall have the right of use and benefit of all warranties and guaranties issued by equipment manufacturers and contractors for construction of the Tenant Improvements (as defined herein) as part of the scope of work completed by Workletter.

b.     Move-In Obligations. Tenant shall schedule its move-in with the Landlord’s Property Manager. Unless otherwise approved by Landlord’s Property Manager, move-in shall not take place during Business Hours. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Entrances, hallways and other Common Areas must remain in use for the general public during Business Hours. Any specialized use of Common Areas must be coordinated with Landlord’s Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations.  Any damage or destruction to the Building or the Premises due to moving will be the sole responsibility of Tenant.

c.     Tenant’s Maintenance. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises or Building needed because of Tenant’s or any officer, agent, employee, contractor, servant, invitee or guest of Tenant’s misuse or negligence; (iii) repair and replace any Non-Standard Improvements (as defined herein), special equipment or decorative treatments, installed by or at Tenant’s request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); and (iv) not commit waste.  Tenant shall also be solely responsible for maintaining the following items, if installed in the Premises: (i) ice machines; (ii) sump pumps; (iii) refrigerators; (iv) dishwashers; (v) garbage disposals; (vi) coffee machines and microwaves; (v) sinks and faucets; (vi) water filter and purification systems; (vii) all kitchen drain lines; (viii) executive restrooms; (ix) Simplex (or key pad) locks; (x) security access systems or alarm systems; (xi) Tenant specific hot water heaters; and (xii) showers and spas.  Tenant shall maintain these items in good working order. Tenant shall have the right of use and benefit of all warranties and guaranties issued by equipment manufacturers and contractors for construction of the Tenant Improvements as part of the scope of work contemplated by Workletter.

d.     Alterations to Premises. Tenant shall make no structural alterations to the Premises without Landlord’s written consent (not to be unreasonably withheld).  Tenant shall be permitted to make interior, non-structural alterations to the Premises which cost less than $10,000 (the”Minor Alterations”). If Tenant requests alterations that are not Minor Alterations, then Tenant shall provide Landlord’s Property Manager with a complete set of construction drawings. If Landlord consents to the alterations, Tenant will contract for and manage such work. All alterations that are not Minor Alterations are subject to the prior written approval of Landlord. Tenant shall not allow any liens to be filed against the Premises or the Building by reason of any such work and Tenant shall remove and bond off any such liens within twenty (20) days after filing thereof.

e.     Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted. If Tenant has required or installed Non-Standard Improvements (as defined herein) such improvements shall be removed as part of Tenant’s restoration obligation. Landlord, however, may elect to require Tenant to leave any Non-Standard Improvements in the Premises unless at the time of such Non-Standard Improvements were installed, Landlord agreed in writing that Tenant could remove such improvements. Tenant shall repair any damage caused by the removal of any Non-Standard Improvements. “Non-Standard Improvements” means such items as (i) High Demand Equipment and separate meters, (ii) all wiring and cabling from the point of origin to the termination point, (iii) raised floors for computer or communications systems, (iv) telephone equipment, security systems, and UPS systems, (iv) equipment racks, and (v) alterations installed by or at the request of Tenant after the Commencement Date.  Landlord and Tenant acknowledge that (i) upon the Effective Date the Premises are unfinished in a “shell” condition and that all Tenant Improvements will be defined and agreed upon in the Workletter; and (ii) Tenant shall not be required to return the Premises to its “shell” condition upon the expiration or earlier termination of the Lease.

f.      Landlord’s Performance of Tenant’s Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within ten (10) days (provided that if Landlord reasonably deems it as an emergency, then work must commence within one (1) day or Landlord may take necessary action to address the emergency) after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within thirty (30) days after demand.

g.     Construction Liens. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises.  NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.  Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within 20 days after the filing thereof.  Should Tenant fail to discharge the lien within 20 days, then Landlord may discharge the lien.  The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be Additional Rent payable on demand.  The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

h.     Communications Compliance. Tenant acknowledges and agrees that any and all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant.  Unless Landlord requests otherwise or consents in writing, all of Tenant’s telecommunications equipment shall be located and remain solely in the Premises.  Landlord shall not have any responsibility for the maintenance of Tenant’s telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected (provided, however, if the Building’s telecommunications room/closet is located outside of the Premises, Landlord shall be responsible to maintain the room in good condition but shall not responsible for maintaining any telecommunications equipment installed therein that is the personal property of Tenant). Tenant agrees that, to the extent any telecommunications service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto.  Landlord shall have the right, upon 48 hours prior oral or written notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building.  In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, the provider shall not be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord.  Landlord’s approval may be conditioned in such a manner to as to protect Landlord’s financial interests, the interest of the Building, and the other tenants therein.  The refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease.  The provision of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease.  At Landlord’s option, Tenant may be required to remove any and all telecommunications equipment (including wireless equipment) installed in the Premises or elsewhere in or on the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal upon the expiration or termination of the Lease and at Tenant’s sole cost. Notwithstanding anything to the contrary herein, Tenant shall be permitted to install and use a wireless LAN in the Premises and a “dish” for cable television.  Any dish shall be installed in a location approved by Landlord and without damage to the Building or the roof of the Building and Tenant shall take any steps necessary to avoiding violating any roof warranty, including using approved roofing contractor.

i.      Mold.  Tenant shall be responsible for taking appropriate and timely measures to prevent the growth of mold and mildew within the Premises, including but not limited to (1) preventing moisture accumulation in the Premises by Tenant’s personal equipment, including on windows, walls and other surfaces; (2) promptly reporting any malfunction of the heating or air conditioning system in the Premises; (3) Tenant will not obstruct the heating and air conditioning system from performing as designed; (4) promptly reporting any water intrusion or accumulation or other moisture accumulation in or about the Premises; and (5) promptly reporting any visible mold in the Premises.  Except for matters arising from the negligence or willful acts of Landlord, and its employees, agents, contractor, other tenants, invitees or licensees, Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, obligations, damages, injuries, costs, expenses, including reasonable attorneys’ fees, costs of settlement or judgments and claims of any kind whatsoever paid, incurred or suffered by, or asserted against Landlord by any person, entity, or governmental agency for, with respect to, or as a direct or indirect result of the presence of mold or mildew in the Premises or any adjacent portions of the Building caused by the negligence or willful acts of Tenant.  Notwithstanding anything to the contrary herein, in the event Tenant complies with its prompt reporting requirements under clauses (2), (4) and (5) above, Tenant shall not be liable in any way for Landlord’s failure to promptly address such matters reported to Landlord.

9.     PROPERTY OF TENANT.

a.     Property Taxes. Tenant shall pay when due all taxes levied or assessed upon Tenant’s equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises.

b.     Removal. Provided Tenant is not in default and subject to the terms and provisions of Section 8(e), Tenant may remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

10.   SIGNS.  Except as otherwise permitted herein, Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Door and directory signage shall be provided and installed by the Landlord in accordance with building standards at Landlord’s expense, unless otherwise provided in the Workletter attached as Lease Addendum Number One.  Notwithstanding anything to the contrary herein, Tenant may install exterior signage on the Building subject to Landlord’s prior written approval of the signage (not to be unreasonably delayed, denied or withheld) and subject to compliance with all applicable city codes.  Landlord hereby consents to Tenant’s installation of the signage described in Schedule 10 attached hereto in accordance with the design specifications described in Schedule 10.  Tenant acknowledges and agrees that the design specifications set forth on Schedule 10 allow and allocate to Tenant one-half (1/2) of the total exterior sign space permitted to the Building under current sign ordinances, it being the intent that the remaining space is reserved to Landlord and/or future Tenants in the rest of the Building.

11.   ACCESS TO PREMISES.

a.     Tenant’s Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to common and public areas of the Building twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations.  Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after business hours and on weekends and holidays, but in no event shall Tenant’s use of and access to the Premises during non-Business Hours compromise the security of the Building.

b.     Landlord’s Access. Landlord shall have the right, at all reasonable times and upon reasonable oral notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers.  Within one hundred eighty (180) days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times to show prospective tenants.  Landlord shall exercise such access rights so as not to unreasonably disturb the operation of Tenant’s business.

c.     Emergency Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency.

d.     Electronic Code.  Tenant shall provide Landlord with the security code in the event an electronic lock or other coded security apparatus is installed at the Premises.

12.   TENANT’S COMPLIANCE.

a.     Laws. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, whether now existing or hereafter enacted.

b.     Rules and Regulations. Tenant shall comply with the Rules and Regulations attached as Exhibit B.  The Rules and Regulations may be modified from time to time by

Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are uniformly applicable to all tenants in the Building.  Any conflict between this Lease and the Rules and Regulations shall be governed by the terms of this Lease.

13.   ADA COMPLIANCE.

a.     Tenant’s Compliance. Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises or alteration of the Premises to accommodate persons with special needs, including using all reasonable efforts to comply with The Americans With Disabilities Act (the “ADA”).

b.     Landlord’s Compliance. Landlord, at Landlord’s sole expense, shall comply with the requirements of the ADA as it applies to the Common Areas and restrooms of the Building; but Landlord shall have no responsibility for ADA compliance with respect to the Premises. Landlord shall not be required to make changes to the Common Areas or restrooms of the Building to comply with ADA standards adopted after construction of the Building unless specifically required to do so by law.

c.     ADA Notices. If Tenant receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days of such notice and provide Landlord with copies of any such notice.

14.   INSURANCE REQUIREMENTS.

a.     Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant’s use of the Premises, and which shall insure the indemnity provisions contained in this Lease.  Not more frequently than once every two (2) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient provided that Tenant shall not be required to maintain insurance in amounts materially in excess of that typically maintained in similar buildings in the Nashville, Tennessee metropolitan area.

b.     Tenant’s Property Insurance. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value and with coinsurance waived.  For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures, and any Non-Standard Improvements to the Premises.  Except as otherwise permitted under this Lease, Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant’s Property, regardless of the cause of the loss or damage.

c.     Certificates of Insurance. Prior to occupying the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates similar to that provided in Exhibit D attached to this Lease and incorporated here for reference or other evidence of insurance satisfactory to Landlord.  All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days’ prior notice to Landlord.  If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and the cost of such coverage shall be Additional Rent payable by Tenant upon demand.

d.     Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name Landlord as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to Landlord; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding ONE HUNDRED THOUSAND DOLLARS ($100,000), unless approved in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

e.     Landlord’s Property Insurance. Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building.

f.      Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law (or would have been paid had such insurance as required by this Lease been in place).

All policies of Property Insurance carried or maintained pursuant to this Lease shall contain or be endorsed to contain a provision whereby the insurer waives all rights of subrogation against either Tenant or Landlord, as the case may be, provided such a provision shall be obtainable.  If insurance policies which such waiver of subrogation provision shall not be obtainable, then the provisions relating to waiver of subrogation as contained in this Section 14(f) shall have no effect during such time as insurance policies with a waiver of subrogation shall not be obtainable.  If any provision relating to a waiver of subrogation as set forth in this Section 14(f) shall contravene any present or future law with respect to exculpatory agreements, the liability of the party affected shall be deemed not released, but shall be secondary to the other’s insurer.

15.   INDEMNITY.  Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Tenant agrees as follows:

a.     Indemnity. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee or contractor of Tenant.  Tenant shall not under any circumstances be obligated to indemnify and hold Landlord harmless from and against any such claims caused by the negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees.

b.     Defense Obligation. If any such action is brought against Landlord, then Tenant, upon notice from Landlord, shall defend the same through counsel selected by Landlord’s insurer, or other counsel acceptable to Landlord.  The provisions of this Section shall survive the termination of this Lease for a period equal to the Tennessee statute of limitations on tort claims, plus six (6) months.

16.   QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises provided Tenant promptly and fully complies with all of its obligations under this Lease. No action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, nor shall such action give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed.

17.   SUBORDINATION; ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.

a.     Subordination and Attornment. Landlord represents and warrants to Tenant that the Building and the land on which the Building is located is free and clear of all monetary liens except for that certain lien in favor of: American Security Bank & Trust.  Tenant’s obligations under this Lease are conditioned upon Landlord’s lender executing with Tenant a non-disturbance agreement as contemplated by Section 17(b). Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any deed of trust or mortgage hereafter encumbering the Premises or the Building and the real property on which it is situate or any component thereof, to all advances made or hereafter to be made upon the security of such ground or underlying lease or deed of trust or mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such ground or underlying lease or deed of trust or mortgage, and to any replacements and substitutions for such deed of trust or mortgage.  In the event of the exercise of the private power of sale or a judicial foreclosure under any such financing instrument, at the option of the purchaser at such sale, this Lease shall not terminate and Tenant shall attorn to such purchaser.  Tenant agrees that neither such lender nor any such successor-in-interest shall be bound by: (a) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security deposits and only if such prepayments have been deposited with and are under the control of said lender; or (b) any amendment or modification of this Lease which would reduce Tenant payments, reduce the term or impose any material additional obligation upon Landlord without the express written consent of said Lender or said successor-in-interest, and if requested to do so, shall enter into a new Lease agreement for the balance of the term hereunder upon the same terms and conditions.  Tenant agrees to give to both Landlord and any lender holding a security interest in the Property written notice of any default by Landlord hereunder and a reasonable period (but in any event not less than thirty (30) days) in which to cure such default.  Tenant agrees that no amendment or cancellation of this Lease shall be binding upon any such lender without the written approval of such lender.  Tenant agrees that no such lender shall be responsible for any liability of Landlord to Tenant for any actions arising prior to such lender’s acquisition of title to the Property.  The provisions of the previous sentences of this paragraph shall be self-operative and no further instrument shall be required, However, Tenant agrees to execute within ten (10) days after request to do so from Landlord or its mortgagee an agreement:

i.                                Making this Lease superior or subordinate to the interests of the mortgagee;

ii.                             Agreeing to attorn to the mortgagee;

iii.                          Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

iv.                         Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord’s interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord’s interest is so acquired;

v.                            Agreeing to attorn to any successor Landlord; and

vi.                         Containing such other agreements and covenants on Tenant’s part as Landlord’s mortgagee may reasonably request.

b.     Non-Disturbance. Tenant’s obligation to execute a subordination and attornment agreement as set forth above is conditioned upon the mortgagee’s agreement (1) not to disturb Tenant’s possession and quiet enjoyment of the Premises under this Lease so long as Tenant is in compliance with the terms of the Lease; and (ii) that the terms of this Lease shall not be altered or amended as a result of a conveyance of the Building in connection with a foreclosure of the lien held by such mortgagee.

c.     Estoppel Certificates. Tenant agrees to execute within 10 business days after request, and as often as requested, estoppel certificates confirming any factual matter requested by Landlord which is true and is within Tenant’s knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect.  Tenant shall attach to such estoppel certificate copies of any modifications or amendments to the Lease.

18.   ASSIGNMENT — SUBLEASE.

a.     Landlord Consent. Tenant may not assign or encumber this Lease or its leasehold interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent Landlord may provide in its sole and absolute discretion.

b.     Definition of Assignment. For the purpose of this Section 18, the word “assignment” shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more.  The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Tenant is a publicly traded company, public trades or sales of the Tenant’s stock on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company.

c.     Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord’s consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Premises; provided however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant, and continues the same Permitted Use as provided under Section 4.

d.     Notice to Landlord. Landlord must be given prior written notice of every assignment, or subletting, and failure to do so shall be a default hereunder.

e.     Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by

Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

f.      Limitation on Rights of Assignee/Sublessee. Any assignment or sublease for which Landlord’s consent is required shall not include the right to exercise any options to renew the Lease Term, expand the Premises, or similar options, unless specifically provided for in the consent.

g.     Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease.

h.     Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default.  The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

i.      Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then any such excess shall be the divided equally between Landlord and Tenant.

j.      Landlord’s Fees. Tenant shall pay Landlord an administration fee of $1,000.00 per assignment or sublease transaction for which consent is required and granted by Landlord.  An administration fee of $500.00 shall be payable with respect to denied requests, but only after the first denied request.  If Landlord assists Tenant in finding an assignee or subtenant, Landlord shall be paid a reasonable fee for such assistance.

k.     Unauthorized Assignment or Sublease. Any unauthorized assignment or sublease shall constitute a default under the terms of this Lease.

19.   DAMAGES TO PREMISES.

a.     Landlord’s Restoration Obligations. If the Building or Premises are damaged by fire or other casualty (“Casualty”), then Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

i.                                The casualty must be insured under Landlord’s insurance policies, and Landlord’s obligation is limited to the extent of the insurance proceeds received by Landlord.  Landlord’s duty to repair and restore the Premises shall not begin until receipt of the insurance proceeds.

ii.                             Landlord’s lender(s) must permit the insurance proceeds to be used for such repair and restoration.

iii.                          Landlord shall have no obligation to repair and restore Tenant’s trade fixtures, decorations, signs, contents, or any Non-Standard Improvements to the Premises.

b.     Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord’s insurance policies; (iii) Landlord’s lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof.  If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within forty-five (45) days after receipt of the notice of termination.

c.     Termination of Lease by Tenant. Not later than thirty (30) days after the date on which a casualty affecting the Premises or the Building occurs, Landlord shall advise Tenant in writing  (i) whether Landlord intends to repair such damage or reconstruct such damaged areas and (ii) if Landlord intends to make such repairs, give an estimated completion date for such repairs.  In the event Landlord notifies Tenant that (i) Landlord does not intend to repair such damage, or (ii) Landlord estimates the completion date of such repairs to be later than nine (9) months after the date on which such casualty occurs, Tenant shall have the right to terminate this Lease by giving Landlord written notice of such termination not later than thirty (30) days after Tenant’s receipt of Landlord’s written notice.  In the event Landlord undertakes to repair the casualty damage but fails to complete such repairs within nine (9) months after the date of the casualty, Tenant shall have the right to terminate this Lease by giving Landlord written notice of such termination not later than thirty (30) days after the expiration of such nine (9) month period.  In the event a casualty affecting the Building or the Premises occurs in the last year of the initial Term or the last year of any applicable Renewal Term and such casualty will materially affect Tenant’s occupancy and business and will take more than sixty (60) days from the date of casualty to repair, Tenant shall have the right to terminate this Lease by giving Landlord written notice of such termination not later than thirty (30) days after the date such casualty occurred.

d.     Tenant’s Restoration Obligations. Unless this Lease has been terminated, the Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant’s trade fixtures, decorations, signs, contents, and any Non-Standard Improvements to the Premises. All repair, restoration or replacement shall be at least to the same condition as existed prior to the Casualty.  The proceeds of all insurance carried by Tenant on its property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.

e.     Rent Abatement. If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant’s business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant’s business operations are restored in the entire Premises, whichever shall first occur.

f.      Waiver of Claims. The abatement of the Rent and Tenant’s termination rights set forth above are Tenant’s exclusive remedies against Landlord in the event of a Casualty. Tenant hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any Casualty and any resulting damage, destruction, repair, or restoration.

20.   EMINENT DOMAIN.

a.     Effect on Lease. If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date.  If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking.

b.     Right to Condemnation Award. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

21.   ENVIRONMENTAL COMPLIANCE.

a.     Environmental Laws. The term “ Environmental Laws” shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended.

b.     Tenant’s Responsibility. Tenant covenants and agrees that it will keep and maintain the Premises at all times in compliance with Environmental Laws. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials on the Property. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after notice is given to

Landlord of the identity of such substances or materials.  No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies. Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request, concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

c.     Tenant’s Liability.  Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant’s failure to comply with this Section 21 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Property into the same condition as prior to the Commencement Date and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 21.

d.     Limitation on Tenant’s Liability. Tenant’s obligations under this Section 21 shall not apply to any condition or matter constituting a violation of any Environmental Laws: (i) which existed prior to the Commencement Date; (ii) which was not caused, in whole or in part, by Tenant or Tenant’s agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord’s agents, employees, officers, partners, contractors, guests, or invitees.

e.     Inspections by Landlord.  Landlord and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s compliance with this Section 21.  Such Audits shall be conducted in such a manner as to minimize the interference with Tenant’s Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Section 21.  Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits.  The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 21, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

f.      Landlord’s Liability. Landlord represents and warrants that, to Landlord’s actual knowledge, there are no hazardous materials on the Property as of the Commencement Date in violation of any Environmental Laws. Landlord shall indemnify and hold Tenant harmless from any liability resulting from Landlord’s violation of this representation and warranty.

g.     Property.  For the purposes of this Section 21, the term “Property” shall include the Premises, Building, all Common Areas, the real estate upon which the Building is located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located.

h.     Tenant’s Liability After Termination of Lease.  The covenants contained in this Section 21 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 21.

22.   DEFAULT.

a.     Tenant’s Default. Tenant shall be in default under this Lease if:

i.                                Tenant fails to pay when due any Base Rent, Additional Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease and such failure shall continue 10 days after written notice of non-payment from Landlord provided that Landlord shall not be obligated to give such notice more than twice in any twelve (12) month period;

ii.                             Tenant breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within 15 days after Landlord gives Tenant notice specifying the breach, or if such breach cannot, with due diligence, be cured within 15 days, Tenant does not commence curing within 15 days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

iii.                          Tenant or any guarantor of this Lease files any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within sixty (60) days after filing;

iv.                         Tenant or any guarantor of this Lease makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors;

v.                            Tenant shall fail to cease any conduct prohibited by this Lease within three (3) days after receipt of written notice from Landlord requesting cessation thereof, or Tenant shall fail to cease any conduct or eliminate any condition which poses a danger to person or property within twenty-four (24) hours of receipt of written notice from Landlord requesting cessation of such conduct or elimination of such conditions;

vi.                         Tenant shall do or permit to be done anything which creates a lien upon the Premises or the Building and the real property on which it is situate or any component thereof and such lien is not removed or discharged within twenty (20) days after the filing thereof; or

vii.                      Tenant shall fail to return a properly executed subordination, non-disturbance and attornment agreement or an estoppel certificate in accordance with the terms and provisions of this Lease and within the time period provided for such return following Landlord’s request for same as provided in this Lease, and Tenant fails to provide such instrument within ten (10) days after Tenant has notice that Tenant has failed to provide such instrument within the time periods set forth herein (such notice by Landlord not to be delivered prior to the time such instrument was due from Tenant).

b.     Landlord’s Remedies. In the event of a Tenant default, Landlord at its option may do one or more of the following:

(i)            terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in Base Rent and/or Additional Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, and its and their effects, without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord within ten (10) days after  demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise;

(ii)           terminate Tenant’s right of possession, without terminating this Lease, and enter upon and take possession of the Premises as Tenant’s agent and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, and its and their effects, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord’s judgment, may be necessary to relet the Premises, and Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Base Rent and Additional Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord upon re-letting, and Tenant shall be liable for Landlord’s damages and expenses in redecorating and restoring the Premises and all costs incident to such re-letting, including broker’s commissions, tenant improvements, attorneys’ fees and lease assumptions.  In no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder. Any such demand, reentry and taking of possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of the Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.  Landlord’s failure to relet the Premises or to make such alterations, redecorations and repairs as set forth in this paragraph shall not release or affect Tenant’s liability for Base Rent and Additional Rent or for damages; or

(iii)          enter upon the Premises, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys’ fees which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

If this Lease is terminated by Landlord as a result of the occurrence of a Tenant default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the entire amount of Base Rent and Additional Rent and other charges and assessments which in Landlord’s reasonable determination would become due and payable during the remainder of the Lease Term determined as though this Lease had not been terminated (including, but not limited to, increases in Base Rent pursuant to the terms of this Lease), and (y) the then fair market rental value of the Premises for the remainder of the Lease Term.  Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Base Rent and Additional Rent and other charges and assessments then due, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant’s failure to comply with the terms of this Lease (Landlord and Tenant agreeing that Landlord’s actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Base Rent and/or Additional Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained.  No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.  In determining the amount of loss or damage Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Landlord, allowance shall be made for the expense of repossession.  Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease.

Upon the occurrence of a Tenant default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant’s or any other occupant’s property, (iii) repairing, restoring, renovating, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (iv) if Tenant is dispossessed of, or vacates or abandons, the Premises and this Lease is not terminated, reletting all or any part of the Demised Premises (including, but not limited to, brokerage commissions, cost of tenant finish work, advertising and promotional expenses, and other costs incidental to such reletting), (v) performing Tenant’s obligations which Tenant failed to perform, and (vi) enforcing its rights and remedies arising out of a Tenant default.  Landlord’s rights and remedies under this paragraph shall be in addition to the rights and remedies of Landlord set forth in this Section 22(b) or elsewhere in this Lease, and/or which may otherwise be available to Landlord at law or in equity.

Unless mitigation of a lease default is required under Tennessee law, Landlord shall not have a duty to mitigate damages in the event of a Tenant default. Notwithstanding the foregoing, Landlord will in good faith, but in its sole discretion, evaluate replacement tenants produced by Tenant after Tenant’s default hereunder.

c.     Attorneys Fees. Landlord’s reasonable attorneys’ fees in pursuing any of the foregoing remedies, or in collecting any Rent or Additional Rent due by Tenant hereunder, shall be paid by Tenant.

d.     No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

e.     No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money.  After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

f.      Summary Ejectment. Tenant agrees that in addition to all other rights and remedies Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord’s rights to otherwise collect rents or breach of contract damages from Tenant.

g.     Landlord Default.  In the event of a default by Landlord under this Lease, Tenant shall be entitled to pursue any and all remedies available under applicable laws provided that in no event shall Tenant be entitled to terminate this Lease except for matters constituting a constructive eviction.

23.   MULTIPLE DEFAULTS.

a.     Effect on Notice Rights and Cure Periods. Should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

24.   BANKRUPTCY.

a.     Trustee’s Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the “Code”) may have certain rights to assume or assign this Lease.  This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

b.     Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease.  The parties agree that the term “adequate assurance” shall include at least the following:

i.                                In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment.  It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

ii.                             Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Use provisions under Section 4 above, and such proposed assignee shall continue to engage in the Permitted Use under Section 4.  It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

c.     Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

25.   NOTICES.

a.     Addresses. All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 1l, or to such other address as a party may specify by duly given notice.

b.     Form; Delivery; Receipt. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party’s address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided.  Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above.

c.     Address Changes. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

26.   HOLDING OVER.  If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to one hundred fifty percent (150%) of that provided for as of the expiration or termination date, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease.  The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord’s ability to secure a replacement tenant.  If Landlord loses a tenant under an executed lease because Tenant fails to vacate the Premises on the Expiration Date or any termination of the Lease after notice to do so, then Tenant will be liable for such damages as Landlord can prove because of Tenant’s wrongful failure to vacate.

27.   Reserved.

28.   BROKER’S COMMISSIONS.

a.     Broker. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Broker identified in Section 1m.

b.     Landlord’s Obligation. Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Lease pursuant to Landlord’s separate agreement with the Broker.

c.     Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this Section shall survive the termination of this Lease.

29.   MISCELLANEOUS.

a.     No Agency. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title to the Building is paramount, and that it can do nothing to affect or impair Landlord’s title.

b.     Force Majeure. The term “force majeure” means:  fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the Landlord’s reasonable control.

c.     Building Standard Improvements. The term “Building Standard Improvements” shall mean the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes.

d.     Limitation on Damages. Notwithstanding any other provisions in this Lease, Landlord shall not be liable to Tenant for any special, consequential, incidental or punitive damages.

e.     Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord’s default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord’s interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord.  No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

f.      Interest. Should Tenant fail to pay any amount due to Landlord by the date such amount is due (whether Base Rent, Additional Rent, or any other payment obligation), then the amount due shall begin accruing interest at the rate of 18% per annum, compounded monthly, or the highest permissible rate under applicable usury law, whichever is less, until paid.

g.     Legal Costs. In the event legal proceedings are instituted by either party to enforce the terms of this Lease, the prevailing party in such litigation shall be entitled to reimbursement of all its costs and expenses of such party, including its reasonable attorneys’ fees (at all tribunal levels) in prosecuting such litigation.

h.     Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease.

i.      Time of the Essence. Time is of the essence in the performance of all obligations under the terms of this Lease.

j.      Transfer of Security Deposit.  Intentionally deleted.

k.     Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

l.      Tenant’s Financial Statements.  Upon request of Landlord, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual, quarterly and monthly financial statements, audited if available.  The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied.  The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes.  Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building.  Notwithstanding the foregoing, for so long as Tenant is a reporting company under the Securities Exchange Act of 1934, as amended, Landlord agrees to accept Tenant’s filed reports and in the event Tenant is no longer reporting, Landlord agrees to accept internally prepared management reports if the reports set forth above are not available.

m.    Recordation. This Lease may not be recorded without Landlord’s prior written consent; provided, however, Landlord agrees to allow Tenant to record a memorandum of the Lease.

n.     Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

o.     Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

p.     Entire Agreement. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof.

q.     Good Standing. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant.  If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State in which the Premises are located, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

r.      Terminology. The singular shall include the plural, and the masculine, feminine or neuter includes the other.

s.     Headings. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

t.      Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located.

u.     Effective Date. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties.  Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the “Effective Date”.

v.     Landlord’s Lien. In addition to any statutory lien for rent in Landlord’s favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, client files, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Base Rent and Additional Rent as well as any and all other sums of money then due to Landlord hereunder all first have been paid and discharged.  In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under Uniform Commercial Code, including, private sale upon five (5) days notice to Tenant.  Tenant hereby agrees that Landlord shall be entitled to prepare and file such financial statements and other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created.  Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.  Notwithstanding the foregoing, Landlord’s lien hereunder shall be automatically subordinate to any third party institutional financing which requires a security interest in such personalty.

w.    Joint and Several.  If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

x.     No Construction Against Preparer.  No provision of this Lease shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have prepared or imposed such provision.

y.     Right of First Refusal.  If at anytime during the Lease Term, Landlord receives a bona fide offer from any third party for the lease of any space in the Building (hereinafter referred to as the “Refusal Space”) which Landlord desires to accept, then in such event Landlord shall promptly deliver to Tenant, a written notice setting forth the material terms and conditions of the proposed lease (for example as set forth in a letter of intent) and if available (but not required), a copy of the proposed lease agreement.  Tenant agrees that all information contained in the offer or the proposed lease (including the identity of the proposed lessee) shall be maintained in the strictest confidence and shall not be disclosed to any person or entity other than Tenant’s affiliates, employees, attorneys and accountants (each of whom shall be obligated to maintain the confidentiality of such information); provided however, Tenant may disclose such confidential information to other parties or entities if required by subpoena, court order or applicable law.  Tenant may, within fifteen (15) days after receipt of such notice, elect to lease such portion of the Refusal Space which is subject to any offer as described above (which portion is hereinafter called the “Offer Space”), on the same terms and conditions as those set forth in such notice or proposed lease.  The failure of Tenant to exercise this right of first refusal with respect to any proposed lease shall result in a waiver of Tenant’s right of first refusal as to only the Offer Space and as to a lease of the Offer Space to the proposed lessee identified in Landlord’s written notice or any other lessee on the same terms and conditions within the next 180 days.  Tenant’s right of first refusal shall continue to apply to the remainder of the Refusal Space and shall again apply to any subsequent lease of the Offer Space after the expiration or earlier termination of the lease of the Offer Space.  In the event that any proposed lease as to which Tenant did not exercise its right of first refusal, is not executed by Landlord within one hundred eighty (180) days after notice thereof was given to Tenant then the Offer Space must be re-offered to Tenant in the same manner provided above and Tenant shall have fifteen (15) days from receipt of Landlord’s notification within which to exercise the right of first refusal.  In the event Tenant fails to exercise its first right of refusal as to the Offer Space, at Landlord’s request, Tenant shall execute a written acknowledgment prepared by Landlord certifying that Tenant has elected not to exercise its right of first refusal.  Tenant shall not have the right to assign its right of first refusal to any permitted sublessee of the Premises.   Notwithstanding anything to the contrary herein, the right of first refusal to lease granted to Tenant shall automatically terminate upon the expiration or earlier termination of this Lease.

30.   SPECIAL CONDITIONS.  The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control:

a.     Landlord agrees that (i) Tenant shall be permitted to install an emergency power generator serving the Premises at Tenant’s sole cost; and (ii) Landlord shall cooperate with Tenant in agreeing on a location outside the Building for placement of such generator.  Notwithstanding anything to the contrary in this Lease, upon the expiration or earlier termination of this Lease, Tenant shall have the right and obligation to remove, at its sole cost, the emergency generator and any panels and switchgear fuel supply and other materials associated with the emergency generator.  The generator shall only be gas powered and Tenant shall indemnify and hold Landlord harmless from any loss cost, damage, claim or liability, including attorneys’ fees, arising out of the generator or appurtenances thereto.

31.   ADDENDA AND EXHIBITS.  If any addenda are noted below, such addenda are incorporated herein and made a part of this Lease.

a.     Lease Addendum Number One — Workletter

b.     Lease Addendum Number Two — Operating Expense Pass Throughs

c.     Exhibit A — Premises

d.     Exhibit B — Rules and Regulations

e.     Exhibit C — Commencement Agreement

f.      Exhibit D — Insurance Certificate

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

SIGNATURE BLOCKS ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in four originals, all as of the day and year first above written.

TENANT:

OMNICELL, INC., a Delaware corporation

By:

Randall Lipps — CEO Omnicell, Inc.

By:

Rob Seim — CFO Omnicell, Inc.

By:

Pat Clements — Corporate Controller Omnicell, Inc.

Affix Corporate Seal:

ACKNOWLEDGMENT

STATE OF	(Corporation)
COUNTY OF

I, the undersigned Notary Public, certify that                                                                 personally came before me this day and acknowledged that         he is                                       of                                        ., a                                    , and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by                                 , as its                                   , and sealed with its common corporate seal.

WITNESS my hand and notarial seal, this          day of                                     , 2010.

Notary Public:
Name:
My Commission Expires:

(SIGNATURES CONTINUE ON FOLLOWING PAGE)

LANDLORD:

POINT PLACE II, LLC

a                                       limited liability company

By:
Name:
Title:

[Company Seal]

ACKNOWLEDGMENT

STATE OF	(Corporation)
COUNTY OF

I, the undersigned Notary Public, certify that                                                                          personally came before me this day and acknowledged that he is                                            of Point Place, LLC, a                limited liability company, and that by authority duly given and as the act of the company, the foregoing instrument was signed in its name by                                               , as its                                   , and sealed with its common seal.

WITNESS my hand and notarial seal, this          day of                                     , 2010.

Notary Public:
Name:
My Commission Expires:

LEASE ADDENDUM NUMBER ONE

WORKLETTER.  This Lease Addendum Number One (the “First Addendum”) sets forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Premises to be completed before the Commencement Date (“Tenant Improvements”).

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1.     Space Planning, Design and Working Drawings.  Landlord and Tenant have agreed on (a) the space plan, (b) complete construction drawings for Tenant’s partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule, and (c) complete building standard mechanical plans where necessary (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work to be done in the Premises (hereinafter the “Plans”; and the work described in the Plans being hereinafter referred to as the “Tenant Improvements).  The Plans are more particularly described in Schedule 1 to this First Addendum.  Should Tenant request changes to the approved Plans described in Schedule 1 to this First Addendum, Tenant shall be responsible to pay for the cost of the revised plans relating to such changes.  If such changes result in an increase in the costs of completing the Tenant Improvements, Tenant shall pay for the amount of such increase.

2.     Tenant Improvements.  Landlord agrees, at its sole cost and expense, to design, engineer, permit, install, supply and otherwise to construct the Tenant Improvements in the Premises in accordance with the Plans.  Landlord shall contract with a general contractor or contractors of Landlord’s choice for the installation of the Tenant Improvements (the “Contractor”). Tenant agrees that the Contractor may be an affiliate of Landlord.

3.     Signage and Keying.  Door and/or directory signage and suite keying in accordance with building standards shall be provided and installed by the Landlord.

4.     Commencement Date.

a.     The Commencement Date shall be as defined in Section 1(b).

b.     Notwithstanding the foregoing, if Landlord shall be delayed in delivering possession of the Premises as a result of:

i.      Tenant’s changes to approved Plans (notwithstanding Landlord’s approval of any such changes); or

ii.     Any other act or omission by Tenant or its agents, representatives, and/or employees;

then, in any such event, for purposes of determining the Commencement Date, the Premises shall be deemed to have been delivered to Tenant on the date that Landlord and architect determine that the Premises would have been substantially completed and

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ready for delivery if such delay or delays had not occurred; provided, however, that the Commencement Date shall not occur prior to July 1, 2010.

5.     Materials and Workmanship.  Landlord covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans.  Landlord agrees to exercise due diligence in completing the construction of the Premises.

6.     Repairs and Corrections.  Landlord shall select a Contractor who will provide a one-year warranty from the date of delivery of the Premises, transferable to Tenant, for defective workmanship and materials.  If with Tenant’s agreement, used equipment is installed as part of the Work, the used equipment shall be installed “as is” and without any warranties. Landlord shall transfer to Tenant all manufacturers’ and builders’ warranties with respect to the Work, without recourse to the Landlord. Tenant shall repair or correct any defective work or materials installed by Tenant or any contractor other than Landlord’s Contractor, or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

7.     Inspection of Premises; Possession by Tenant.  Within the first 30 days of the Term, Tenant and Landlord shall inspect the Premises and Tenant shall give Landlord notice of any defects or incomplete work (“Punchlist”). Tenant’s possession of the Premises constitutes acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory as of such date of occupancy, except as to (i) any defects or incomplete work set forth in the Punchlist, (ii) latent defects, and (iii) any equipment that is used seasonally if Tenant takes possession of the Premises during a season when such equipment is not in use.

8.     Access During Construction.  During construction of the Tenant Improvements and with prior approval of Landlord, Tenant shall be permitted reasonable access to the Premises for the purposes of taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Tenant to assume possession of and operate in the Premises; provided, however, that such access does not interfere with or delay construction work on the Premises and does not include moving furniture or similar items into the Premises. Prior to any such entry, Tenant shall comply with all insurance provisions of the Lease. All waiver and indemnity provisions of the Lease shall apply upon Tenant’s entry of the Premises.

9.     Building Standard Improvements.  In addition to the Tenant Improvements, Landlord agrees to make the following Building-standard Improvements at its own cost and expense:  (a) install connection apparatus to allow the Premises to connect to fiber-optic conduits in the right-of-way adjacent to the Premises (Landlord to makes no representation or warranty with regard to bandwidth or capacity, and Tenant to have no right to terminate Lease in the event capacity is inadequate); (b) install an electronic access control security system for the Premises (Landlord to have all codes necessary to gain entry), and (c) Landlord shall install a fire suppression sprinkler system pursuant to the specifications approved by Landlord and Tenant.

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SCHEDULE 1

TO

LEASE ADDENDUM NUMBER ONE

Description of Plans for Tenant Improvements

[to be provided by Landlord]

3

LEASE ADDENDUM NUMBER TWO [BASE YEAR]

ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS. For the calendar year commencing on January 1, 2011 and for each calendar year thereafter, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord’s operation or maintenance of the Building above the Base Year Expense Stop (as hereinafter defined).

Tenant’s Proportionate Share shall be calculated by dividing the approximately 24,801 rentable square feet of the Premises by the approximately 46,622 net rentable square feet of the Building, which equals 49.6%.  If during any calendar year the occupancy of the rentable area of the Building is less than 95% full, then Operating Expenses (as hereinafter defined) will be adjusted upward for such calendar year at a rate of 95% occupancy.

For the calendar year commencing on January 1, 2011 and for each calendar year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such calendar year above the Base Year Expense Stop.  Landlord shall send to Tenant a written statement of the amount of Tenant’s Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, monthly, Tenant’s Proportionate Share of such increase in Operating Expenses.  Within 90 days after the end of each calendar year or as soon as possible thereafter, Landlord shall send a copy of the Annual Statement to Tenant.  Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed or Landlord shall adjust Tenant’s Rent payments if Landlord owes Tenant a credit. After the Expiration Date, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If there is a decrease in Operating Expenses in any subsequent year below the Base Year Expense Stop, then no additional rent shall be due on account of Operating Expenses, but Tenant shall not be entitled to any credit, refund or other payment that would reduce the amount of other additional rent or Base Rent owed. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year). All payments or adjustments for Additional Rent shall be made within thirty (30) days after the applicable Statement is sent to Tenant.

The term “Base Year Expense Stop” shall mean $3.73 per rentable square foot of space in the Building.

The term “Operating Expenses” shall mean all direct costs incurred by Landlord in the provision of services to tenants and in the operation, repair and maintenance of the Building and Common Areas as determined by generally accepted accounting principles, including, but not limited to ad valorem real and personal property taxes (excluding any excise and franchise taxes applicable to the Premises), amortization of capital improvements that reduce Operating Expenses, hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees, and common area expenses; provided, however, the term “Operating Expenses” shall not include depreciation on the Building or equipment therein, interest, executive salaries, real estate brokers’ commissions, or other expenses that do not relate to the

1

operation of the Building. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the “Annual Statement”).

Notwithstanding anything to the contrary set forth in the Lease, Operating Expenses shall not include (A) the cost of alterations to space in the Building leased or to be leased to others; (B) any base rent payments or similar payments under any ground lease of the land or any prime lease of the land and/or Building;  (C) depreciation, interest and principal payments of mortgages and other debt costs, if any; (D) federal, state and city income, excess profit, gift, estate, succession, inheritance, franchise and transfer taxes, and any other taxes relating to the operation of Landlord’s business but not the Building or underlying land; (E) expenses for capital improvements made to the Building or Common Areas except any capital improvement which results in savings of labor or other costs to the extent of the lesser of the cost of such capital improvement amortized over its useful life or the annual cost savings resulting from such capital improvement; (F) those expenses incurred in leasing space in the Building; (G) leasing commissions; (H) (reserved); (I) rent concessions and lease inducements provided to tenants of the Building; (J) roof and structural replacement costs (but not maintenance costs and repairs such as roof leaks); (K) the cost of repairing or restoring any portion of the Building damaged by fire or other casualty; provided that any deductible (not to exceed $100,000) paid by Landlord shall be a permitted Operating Expense; (L) the cost of repairs, alterations or replacements required as the result of any taking or condemnation of the underlying land or Building for public or quasi-public use or purpose by any governmental or quasi-governmental authority, or as the result of any conveyance in lieu of being taken or condemned; (M) any cost or expenditure or any portion thereof for which Landlord has been reimbursed, whether by insurance proceeds or otherwise, except reimbursements or other payments from other tenants of the Building in respect to costs and expenses which are Operating Expenses; (N) management fees in excess of 4% of Landlord’s annual rental income from the Building; (O) any payments for services made to entities affiliated with or related to Landlord to the extent that such payments exceed fair market value for such services; (P) any costs or fees incurred in connection with the acquisition and development of the underlying land and Building, including but not limited to, any exactions or assessments by governmental authorities (i.e., impact fees); (Q) employee costs and expenses of Landlord, except those incurred for the direct operation and maintenance of the Common Areas and Building; and (R) overhead and administrative costs of Landlord.

Landlord shall keep and make available to Tenant, for a period of six months after any Annual Statement is delivered to Tenant, or if Tenant questions any item to be determined thereunder, then until such question is settled, records in reasonable detail of the Operating Expenses for the period covered by such statement, and Landlord shall permit Tenant to examine and copy and, at Tenant’s expense, to audit such records at reasonable times following reasonable notice.  In the event Tenant’s audit reveals that Landlord’s Annual Statement was in error by an amount in excess of 5%, in such event Landlord shall reimburse Tenant for the cost of such audit and refund any overpayment made by Tenant, if any.  Audits shall be limited to a one year period and shall not be performed by firms operating on a contingency basis.

When computing Tenant’s Proportionate Share of Operating Expenses in excess of the Base Year Expense Stop, the “Controllable Expenses” (as hereinafter defined) shall not increase by more than five percent (5%) per calendar year, and Tenant shall not be liable to

2

Landlord for any portion in excess of such amount.  For the purposes of this Lease, Controllable Expenses shall be defined as all Operating Expenses other than taxes, insurance expenses, and utilities expenses.

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EXHIBIT A

PREMISES

FLOOR PLAN

DOOR TYPICALS & ELEVATIONS 1

DOOR SCHEDULE

DOOR SCHEDULE 2

HARDWARE SCHEDULE

HARDWARE SCHEDULE 3

ARCHITECTURAL PLAN KEYNOTES

ARCHITECTURAL PLAN GENERAL NOTES

ARCHITECTURAL PLAN SYMBOLS

PARTITION TYPES

OMNICELL
POINT PLACE II, SUITE 200
NASHVILLE, TENNESSEE

A
1.1
FLOOR PLAN

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EXHIBIT B

RULES AND REGULATIONS

1.               Access to Building.  On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 7:00 A.M., access to the Building and/or to the halls, corridors or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings.  Landlord may from time to time establish security controls for the purpose of regulating access to the Building.  Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.

2.               Protecting Premises.  The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and equipment in the Premises.

3.               Building Directories.  The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants.  Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

4.               Large Articles.  Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant’s sole responsibility.  All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant’s expense.

5.               Signs.  Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, including windows and doors, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing.  Landlord, without notice to Tenant, reserves the right to remove, at Tenant’s expense, all matters other than that provided for above.

6.               Compliance with Laws.  Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof.  Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

7.               Hazardous Materials.  [Intentionally deleted; duplicative.]

8.               Defacing Premises and Overloading.  Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be

1

9.               unsightly from outside the Premises.  Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord.  Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

10.         Obstruction of Public Areas.  Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area.  Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal.  All courts, passageways, entrances, exits, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant’s business so long as such persons are not engaged in illegal activities.

11.         Additional Locks.  Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord.  Upon termination of this Lease or of Tenant’s possession, Tenant shall immediately surrender all keys to the Premises.

12.         Communications or Utility Connections.  [Intentionally deleted; duplicative.]

13.         Office of the Building.  Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

14.         Restrooms.  The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

15.        Intoxication.  Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

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16.         Nuisances and Certain Other Prohibited Uses.  Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in Section 3 of the Lease; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises or permit food to be brought into the Premises for consumption therein (heating coffee and individual meals or snacks of employees excepted) except by express permission of Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity or any emergency power generator installed by Tenant; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (i) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

17.         Solicitation.  Tenant shall not canvass other tenants in the Building to solicit business or

18.

19.

20.

21.

22.

23.

24.         contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s Permitted Use as specified in Section 3 of the Lease.

25.        Energy Conservation.  Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning, and shall not allow the adjustment (except by Landlord’s authorized Building personnel) of any controls.

26.         Building Security.  At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. Problems in Building and suite security should be directed to Landlord at                          .

27.         Parking.  Parking is in designated parking areas only.  There shall be no vehicles in “no parking” zones or at curbs.  Handicapped spaces are for handicapped persons only and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces.

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Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees.

28.         Janitorial Service.  The janitorial staff will remove all trash from trashcans.  Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Landlord.  Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant’s expense.  Janitorial service will be provided after hours five (5) days a week.  All requests for trash removal other than normal janitorial services should be directed to Landlord at                             .

29.         Construction.  [Intentionally deleted; duplicative.]

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EXHIBIT C

COMMENCEMENT AGREEMENT AND LEASE AMENDMENT NUMBER ONE

This COMMENCEMENT AGREEMENT AND LEASE AMENDMENT NUMBER ONE (the “First Amendment”), made and entered into as of this                day of                                 , 200    , by and between                                                                           , a                                      (“Landlord”) and                                               , a                            corporation (“Tenant”);

W I T N E S S E T H :

WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated                            (the “Lease”), for space designated as Suite             , comprising approximately                      rentable square feet, in the                                        Building, located at                                                                               , City of                         , County of                         , State of                                                 ; and

WHEREAS, the parties desire to amend the Rent Schedule and further alter and modify said Lease in the manner set forth below,

NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described be, and the same is hereby modified in the following particulars, effective as of                                           :

1.              Lease Term.  The definition for “Term”, provided in Section One of the Lease, entitled “Basic Definitions and Provisions” shall be amended to provide that the Commencement Date is:            and the Expiration Date is:                   .

2.               Base Rent.   The definition for “Rent”, provided in Section One of the Lease, entitled “Basic Definitions and Provisions”, shall be amended as follows:

A.             Base Rent.  Subsection 1(e) entitled “Base Rent”, is amended to provide that the Base Rent for the Term shall be $                     , instead of $                            .

B.             Rent Schedule.  The rent schedule provided in Subsection 1(e) shall be replaced with the following rent schedule:

3.               Miscellaneous.  Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same definitions ascribed to them in the Lease.

4.               Lease Effectiveness.  Except as modified and amended by this First Amendment, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

Tenant:

By:
Name:
Title:

Date:

Attest:
Secretary

Corporate Seal:

1

Landlord:

By:

Date:

Attest:
Secretary

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EXHIBIT D

EXAMPLE OF INSURANCE CERTIFICATE

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EXHIBIT E

GUARANTY

[Intentionally Deleted.]

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